Exhibit 99.1

Beyond Air® Reports Fiscal Third Quarter 2025 Financial Results and Provides Corporate Update

Revenues increased 34% compared to the previous quarter ended September 30, 2024; and exceeded $1 million

Received CE Mark for LungFit PH® in Europe and Market Authorization in Australia; international shipments to commence later this year

Conference call at 4:30 p.m. ET today, February 10th

Garden City, NY, February 10, 2025 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced its financial results for the fiscal third quarter ended December 31, 2024, and provided a corporate update.

“Our commercial team continues to make significant progress as we expand the number of U.S. hospitals utilizing LungFit PH. While this is the culmination of years of work, it was approximately nine months ago that we started to make significant headway in our commercial efforts with the fully updated system. We expect to continue generating double digit sequential quarterly revenue growth for the foreseeable future,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air.

“We ended calendar year 2024 on a high note with the receipt of CE Mark for LungFit PH in Europe, opening a significant portion of the global market outside of the U.S. for our current and future distribution partners to launch their commercial programs for LungFit PH. With the advantage of real-world customer experience and feedback from our U.S. program, combined with our distribution partners’ established sales teams and customer networks, we anticipate a faster commercial ramp-up in these regions compared to what we experienced in the U.S.,” concluded Mr. Lisi.

Commercial Execution, Portfolio Highlights and Upcoming Milestones

●	LungFit® PH Commercial Execution

○	Increased demand for LungFit PH:

■	A 34% increase in revenue for the quarter ended December 31, 2024, compared with the quarter ended September 30, 2024
■	Six new hospital starts in the U.S. in the quarter ended December 31, 2024

○	Received market authorization in Australia in January 2025 and expect to have regulatory approvals in eight countries covered under the partnership with Getz Healthcare by calendar year-end, with initial commercial shipments occurring in 2025.
○	Signed partnerships with two distributors in the Middle East in January 2025, with initial shipments expected in the 1H of calendar year 2025.

●	Pipeline Highlights

○	Received CE Mark for LungFit PH, which allows Beyond Air to market LungFit PH in the European Union and all other countries that recognize this certification.

■	Indications under CE Mark certification include:

●	The treatment of infants >34 weeks gestation with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, in order to improve oxygenation and to reduce the need for extracorporeal membrane oxygenation; and
●	The treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function

■	CE Mark certification triggered a $1 million milestone payment, payable in the fiscal fourth quarter of 2025, from the Company’s Asia-Pacific partner, Getz Healthcare, the leading distributor of medical equipment, devices and consumables in Asia Pacific region – providing access to hospitals in Australia, New Zealand, Thailand, Philippines, Taiwan, Hong Kong, Malaysia, Pakistan, Singapore and Vietnam

●	Beyond Air will also receive double-digit royalty payments based on LungFit PH net sales by Getz Healthcare

○	Cardiac surgery PMA supplement review ongoing at FDA

■	Currently no FDA approved nitric oxide system is labeled for cardiac surgery
■	Approval should increase LungFit PH’s rate of market penetration

○	LungFit PH transport-ready PMA supplement submission to FDA anticipated in the coming months

Beyond Cancer - Solid Tumor Program

●	Clinical Development Execution

○	Phase 1a trial (monotherapy) - Part A of the trial evaluating ultra-high concentration Nitric Oxide (UNO) therapy in subjects with advanced, relapsed or refractory unresectable, primary or metastatic cutaneous and subcutaneous solid tumors at a dose of 25,000 ppm has been completed, and at the dose of 50,000 ppm is ongoing.
○	Phase 1b trial (combination therapy) - Received regulatory approval in Israel for Part B of the trial, which will assess the intratumoral administration of 25,000 ppm low volume (LV) Nitric Oxide (UNO) in patients with unresectable cutaneous or subcutaneous histologically confirmed primary or metastatic lesions, who have shown disease progression or prolonged stable disease (12 weeks) after receiving a single agent anti-PD-1 containing treatment. Topline data from the Phase 1b portion of the study are anticipated late in calendar 2025 or early-2026.

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NeuroNOS – Autism Spectrum Disorder (ASD) Program

●	NeuroNOS appointed Professor Roger D. Kornberg to its Scientific Advisory Board (SAB). Dr. Kornberg was awarded the Nobel Prize in Chemistry in 2006 for his groundbreaking work in molecular biology and is a renowned leader in the field of eukaryotic gene transcription. Professor Kornberg will assist NeuroNOS in accelerating the development of treatments for ASD and potentially other neurological disorders.

Financial Results for the Fiscal Third Quarter Ended December 31, 2024

Revenues for the fiscal quarter ended December 31, 2024 were $1.1 million compared to $0.4 million for the fiscal quarter ended December 31, 2023 and $0.8 million for the previous quarter ended September 30, 2024.

Cost of revenue of $1.3 million was recognized for the three months ended December 31, 2024, compared to $0.7 million for the three months ended December 31, 2023. Cost of revenue exceeded revenue primarily driven by depreciation of LungFit devices and one-time upgrade costs to systems.

Research and development expenses for the three months ended December 31, 2024 were $3.0 million as compared to $6.8 million for the three months ended December 31, 2023. The decrease of $3.8 million was primarily attributed to a decrease in salaries, stock-based compensation and to a lesser extent from clinical and pre-clinical studies expenses.

Selling, general and administrative expenses for the three-month periods ended December 31, 2024 and 2023 were $7.7 million and $9.8 million, respectively. The decrease of $2.1 million was attributed primarily to a reduction in salaries and stock-based compensation cost.

Other expense for the three months ended December 31, 2024 was $2.4 million compared to $0.3 million for the three months ended December 31, 2023. The increase in other expense of $2.1 million was mainly due to a non-cash loss recorded upon the retirement of the Avenue Capital debt.

Cash burn in the fiscal quarter ended December 31, 2024, excluding the impacts of financing and the extinguishment of debt, was $7.6 million.

As of December 31, 2024, the Company reported cash, cash equivalents, and marketable securities of $10.9 million, and total debt outstanding of $11.8 million. Debt repayment does not begin until October 2026. The Company’s cash, cash equivalents, and marketable securities, along with its cash conservation strategy and anticipated revenue growth are expected to provide sufficient cash runway to support current operating plans well into calendar 2026.

Conference Call & Webcast

Monday, February 10th @ 4:30 PM ET
Domestic:	1-877-407-0784
International:	1-201-689-8560
Conference ID:	13750714
Webcast:	A webcast of the live conference call can be accessed by visiting the Events section of the Company’s website (click here) or directly (click here). An online recording of the conference call will be available on the Company’s website or via the direct link an hour after the call.

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About Beyond Air®, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About LungFit® *

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system and has been designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g. COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g. NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

*Beyond Air’s LungFit PH is approved for commercial use in the United States of America, European Union, Australia and New Zealand. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

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About Beyond Cancer, Ltd.

Beyond Cancer, Ltd., an affiliate of Beyond Air, Inc., is a development-stage biopharmaceutical and medical device company utilizing (UNO via a proprietary delivery platform to treat primary tumors and prevent metastatic disease. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to potentially serve as a chemosensitizer and radiotherapy enhancer. A first-in-human study is underway in patients with solid tumors. The Company is conducting preclinical studies of UNO in multiple solid tumor models to inform additional treatment protocols.

For more information, visit www.beyondcancer.com.

Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,601	$11,378
Marketable securities	6,349	23,090
Restricted cash	232	230
Accounts receivable, net	639	319
Inventory, net	2,379	2,127
Other current assets and prepaid expenses	5,144	6,792
Total current assets	19,344	43,936
Licensed right to use technology	1,274	1,427
Right-of-use lease assets	1,775	2,121
Property and equipment, net	11,652	9,364
Other assets	100	113
TOTAL ASSETS	$34,144	$56,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,357	$1,948
Accrued expenses and other current liabilities	2,631	8,402
Operating lease liability, current portion	381	418
Loans payable, current portion	60	800
Total current liabilities	5,430	11,567

Operating lease liability, net	1,567	1,898
Long-term debt, net	-	14,721
Long-term liability, related party	8,710	-
Warrant liability	56	275
Derivative liability	-	1,314
Total liabilities	15,763	29,775

Stockholders’ equity
Preferred Stock, $0.0001 par value per share: 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common Stock, $0.0001 par value per share: 500,000,000 shares authorized, 74,328,645 and 45,900,821 shares issued and outstanding as of December 31, 2024 and March 31, 2024, respectively	7	5
Treasury stock	(25)	(25)
Additional paid-in capital	296,000	264,780
Accumulated deficit	(278,288)	(239,697)
Accumulated other comprehensive income (loss)	(51)	(15)
Total stockholders’ equity attributable to Beyond Air, Inc	17,644	25,048
Non-controlling interest	738	2,138
Total equity	18,381	27,186
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,144	$56,961

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenues	$1,072	$391	$2,553	$689

Cost of revenues	1,287	748	4,184	1,483

Gross loss	(215)	(356)	(1,631)	(794)

Operating expenses:

Research and development	(3,005)	(6,838)	(13,599)	(18,664)
Selling, general and administrative	(7,732)	(9,768)	(22,133)	(30,915)
Total Operating expenses	(10,737)	(16,606)	(35,732)	(49,578)

Loss from Operations	(10,952)	(16,963)	(37,363)	(50,372)

Other income (expense)
Dividend/investment income	126	388	637	1,438
Interest and finance expense	(549)	(919)	(2,439)	(1,991)
Change in fair value of warrant liability	4	46	219	693
Change in fair value of derivative liability	-	135	1,314	1,147
Foreign exchange gain/ (loss)	46	31	(26)	(3)
Loss on extinguishment of debt	(1,910)	-	(2,534)	-
Loss on disposal of fixed assets	(62)	-	(233)	-
Estimated liability for contingent loss	-	(11)	-	(609)
Other income / (expense)	(37)	35	11	(42)
Total other income/ (expense)	(2,381)	(294)	(3,052)	633

Net loss before income taxes	$(13,333)	$(17,258)	$(40,416)	$(49,739)

Provision for income taxes	-	-	-	-

Net loss	$(13,333)	$(17,258)	$(40,416)	$(49,739)

Less : net loss attributable to non-controlling interest	(300)	(1,038)	(1,825)	(3,204)

Net loss attributable to Beyond Air, Inc.	(13,032)	(16,220)	(38,591)	(46,535)

Foreign currency translation loss	(61)	(9)	(37)	(19)
Comprehensive loss attributable to Beyond Air, Inc.	$(13,093)	$(16,229)	$(38,628)	$(46,554)

Net basic and diluted loss per share attributable to Beyond Air, Inc.	$(0.15)	$(0.50)	$(0.64)	$(1.46)

Weighted average number of shares, outstanding, basic and diluted	88,074,511	32,462,476	60,417,218	31,883,799

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